UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 20, 2012

Date of Report (Date of earliest event reported)

CROSS BORDER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22610 US Highway 281 N., Suite 218 San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(210) 226-6700

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement with Red Mountain Resources, Inc.

On April 23, 2012, Cross Border Resources, Inc. (the “Company” or “Cross Border”) entered into an agreement (“Settlement Agreement”) with Red Mountain Resources, Inc. (“Red Mountain”). Pursuant to the Settlement Agreement, Red Mountain will withdraw its complaint filed against Cross Border with the District Court for Clark County, Nevada (the “Action”) and cause a dismissal of such Action with prejudice. Additionally, Everett Willard Gray, II, Lawrence J. Risley, and Brad E. Heidelberg will resign from the Board of Directors of the Company (with Richard F. LaRoche, Jr. and John W. Hawkins remaining as members of the Board) and Alan W. Barksdale, Randell K. Ford and Paul N. Vassilakos, each a member of Red Mountain’s board of directors, will be appointed as directors of Cross Border to fill the vacancies, effective upon the day after the tenth day following the mailing of the Information Statement (defined below) to the Company’s shareholders (the “Change of Control Date”). Messrs. Ford, Vassilakos, LaRoche and Hawkins are expected to be independent directors.

The Settlement Agreement contains the following terms in order to provide certain protections to the shareholders of Cross Border:

•	The newly-constituted Board of Cross Border will not cause a merger, sale, or exchange of assets between Cross Border and Red Mountain prior to December 31, 2012. This period may be reduced at any time if approved by a majority of the Company’s independent directors, or two-thirds of its shareholders, and deemed appropriate for Cross Border shareholders via an independent fairness opinion that the transaction is fair to unaffiliated shareholders of the Company.

•	Everett Willard Gray II, Chairman and CEO, and Larry Risley, President and Chief Operating Officer, will resign with such resignations to be effective on May 31, 2012. It is anticipated that the newly-constituted Board will appoint a new Chief Executive Officer simultaneous with the effectiveness of these resignations. However, the parties have agreed that the new executives will receive no more compensation than the former executives would have received in aggregate over the period ending December 31, 2012.

•	To avoid potential conflicts of interest, the newly-constituted Board will not appoint any person who currently serves as an officer or director of Red Mountain or its affiliates to serve as an executive officer of Cross Border.

•	The newly-constituted Board will cause the Company to hold an annual meeting for the election of directors as soon as practicable but no later than September 30, 2012.

Cross Border shareholders have been named as third party beneficiaries of the Settlement Agreement so that they may cause the newly-constituted Board to comply with these terms.

Pursuant to the Settlement Agreement, the Company will prepare and file with the Securities and Exchange Commission, and thereafter mail, an information statement (“Information Statement”)  for the purpose of notifying its shareholders of the above-referenced transactions and change in the majority of the Board as soon as practicable.

The above summary is qualified in its entirety by reference to the full text of the Agreement with Red Mountain Resources, Inc., a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

Resignations from the Board of Directors

Effective on the Change of Control Date and simultaneous with the dismissal of the Action, Everett Willard Gray, II, Lawrence J. Risley, and Brad E. Heidelberg will resign from the Board of Directors of Cross Border. Richard F. LaRoche, Jr. and John W. Hawkins will remain as board members.

None of the three directors resigning did so because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. No director was removed for cause. Each departing director has been provided with a copy of this Form 8-K and is provided the opportunity to furnish the Company with a letter stating whether he agrees with these statements.

Resignation of Officers

Everett Willard Gray II has tendered his resignation as the Company’s Chairman and CEO, and Lawrence J. Risley has tendered his resignation as the Company’s President and Chief Operating Officer, both resignations to be effective on May 31, 2012.

Appointments to the Board of Directors

In connection with the Settlement Agreement, the Board will appoint Alan W. Barksdale, Randell K. Ford, and Paul N. Vassilakos to fill the three vacancies on the Board. Such appointments will take effect on the Change of Control Date.

At this time, it is expected that Randall K. Ford and Paul N. Vassilakos, as independent directors, will be independent directors and will serve on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Alan Barksdale, 34 years old, has been the President, Chief Executive Officer and a director of Red Mountain since June 2011 and served as its Interim Acting Chief Financial Officer from June 2011 to August 2011. Mr. Barksdale has also served as President of Black Rock Capital, Inc. (“Black Rock”), Red Mountain’s wholly owned subsidiary, since June 2010. Mr. Barksdale has also been the owner and president of the StoneStreet Group, Inc. (“SSG”) since 2008. Mr. Barksdale formed SSG to provide advisory and management services and pursue merchant banking activities. At SSG, Mr. Barksdale oversees the firm’s capital investments, manages its subsidiaries and serves as the senior advisor to SSG’s clients. Through its wholly owned subsidiaries, SSG owns and operates upstream and midstream oil and gas assets, a portfolio of real assets and various investments in oilfield service companies. From January 2004 to April 2010, Mr. Barksdale was with Crews & Associates, an investment banking firm, where he served as a Director in the Capital Markets Group and served as senior banker for approximately 115 transactions. From August 2003 to October 2003, Mr. Barksdale served as an investment banker at Stephens Inc., an investment banking firm. From 2002 to August 2003, Mr. Barksdale was an investment banker at Crews & Associates.

In 2004, the National Association of Securities Dealers, Inc. alleged that Mr. Barksdale solicited an attorney to make contributions to officials of an issuer with which Stephens Inc. was engaging in municipal securities business. Mr. Barksdale was an investment banker of Stephens at the time. Without admitting or denying the allegations, Mr. Barksdale entered into an acceptance, waiver and consent decree that provided for a 30-day suspension from associating with any NASD member and a $5,000 fine.

Mr. Barksdale graduated from the University of Arkansas at Little Rock in 2001 where he received a Bachelor of Business Administration with an emphasis in Finance. He is registered with FINRA, MSRB, PSA and various state securities departments throughout the US. Mr. Barksdale also holds Series 7 and Series 63 licenses.

Paul N. Vassilakos, 35 years old, has been a director of Red Mountain since October 2011. Mr. Vassilakos also previously served as Red Mountain’s President and Chief Executive Officer from February 2011 to March 2011. From November 2011 through February 2012, Mr. Vassilakos served as Chief Executive Officer and Chief Financial Officer, and director of Soton Holdings Group Inc. Mr. Vassilakos has been the assistant treasurer of Cullen Agricultural Holding Corp. (“CAH”) since October 2009. CAH is a publicly held development stage agricultural company which was formed in connection with the business combination between Triplecrown Acquisition Corp. and Cullen Agricultural Technologies, Inc. (“Cullen Agritech”) in October 2009. At CAH, Mr. Vassilakos is responsible for business development, maintenance of financial accounts and public company reporting. Prior to CAH’s formation, Mr. Vassilakos assisted Triplecrown Acquisition Corp. with the completion of its initial public offering and later the business combination with Cullen Agritech. In July 2007, Mr. Vassilakos founded Petrina Advisors, Inc. (“Petrina”), a privately held advisory firm formed to provide investment banking services for public and privately held companies, and has served as its president since its formation. Petrina’s clients have consisted of companies which collectively held over one billion dollars in trust, with the aim of completing reverse mergers with privately held companies. Mr. Vassilakos also founded and, since December 2006, serves as the vice president of, Petrina Properties Ltd., a privately held real estate holding company. In July 2007, Mr. Vassilakos was engaged as a consultant to assist Endeavor Acquisition Corp. with its business combination with American Apparel Inc., a California based retail apparel company, which was completed in December 2007. From February 2002 through June 2007, Mr. Vassilakos served as vice president of Elmsford Furniture Corp., a privately held furniture retailer in the New York area. From July 2000 through January 2002, Mr. Vassilakos was an Associate within the Greek Coverage Group of Citigroup’s UK Investment Banking Division. During this time, Mr. Vassilakos assisted with the execution of M&A transactions, securitizations, as well as debt and equity offerings for some of Greece’s largest publicly traded companies, including OTE and Antenna TV. From July 1998 through July 2000, Mr. Vassilakos was an Analyst within the Industrial Group of Salomon Smith Barney’s New York Investment Banking Division. During this time, Mr. Vassilakos assisted with the execution of M&A transactions, as well as debt and equity offerings for large US publicly traded industrial companies, including Alcoa, Inc. and Cyprus Amax. From February 1996 through June 1998, Mr. Vassilakos was a Registered Securities Representative at Paine Webber CSC-DJS Securities Ltd, during which time he provided securities brokerage services to private clients.

Mr. Vassilakos received a BS in finance from the Leonard N. Stern Undergraduate School of Business in 1998 and was a licensed Registered Securities Representative (Series 7 and 63) from February 1996 through February 2002.

Randell K. Ford, 62 years old, has been a director of Red Mountain since November 2011. Mr. Ford has worked in the oil and gas industry for over 40 years. Mr. Ford has been the President of R.K. Ford and Associates, Inc. since 1993. R.K. Ford & Associates, Inc. is a consulting firm, based in the Permian Basin (Midland, TX), that specializes in drilling, engineering and completion of oil and gas wells. Mr. Ford’s oil and gas drilling specialties include under-balanced drilling, air drilling, short radius horizontal drilling, high angle directional drilling, deep well drilling and high pressure reservoir drilling. Mr. Ford started as a roughneck in 1967 and worked his way through all positions on the drilling rigs until 1989 when he became the Divisional Drilling Engineer for Grace Drilling Company, working in that capacity until 1993. Currently, Mr. Ford is a partner in Western Drilling, which currently owns 5 drilling rigs in the Permian Basin. While serving as President, Division Drilling Engineer, Principal and various other oilfield service positions, Mr. Ford has drilled, managed, consulted or invested in over 4,000 wells located domestically in Alaska, Arkansas, Colorado, Florida, Kansas, Louisiana, Mississippi, Nevada, New Mexico, North Dakota, Oklahoma, Ohio, Pennsylvania, South Dakota, Texas, Utah, West Virginia and Wyoming and internationally in Colombia, Costa Rica, Guatemala, Iraq, Libya, Mexico, Peru, Romania, Russia, Saudi Arabia, Turkey and Venezuela.

Black Rock purchased 2,136,164 shares of the Company’s Common Stock and warrants to purchase an additional 2,136,164 shares of the Company’s Common Stock for a total purchase price of $3,204,246, on the same terms offered to other subscribers in that offering. Alan W. Barksdale is the Chief Executive Officer and Chairman of the Board of Red Mountain. Randell K. Ford and Paul N. Vassilakos both serve on the Board of Directors of Red Mountain.

Amendment to Employment Agreement with Will Gray

On April 20, 2012, the Company entered into a Second Amendment to Employment Agreement with Everett Willard “Will” Gray II (the “Gray Second Amendment”). As was contained in the first amendment to Gray’s employment agreement, upon a change in control event (defined as a Corporate Transaction in his original employment agreement), Mr. Gray will be paid the following compensation: a lump sum cash payment in an amount equal to the sum of (a) twenty four (24) months of Mr. Gray’s annual base salary, and (b) the monetary equivalent of Mr. Gray’s benefits for a period of twenty-four (24) months. This Gray Second Amendment allows the Company to pay the aforementioned amount in four equal installments, rather than in one lump sum, on the following dates: (i) ten (10) days after the Corporate Transaction, (ii) the last day of the second quarter of the Company’s fiscal year, (iii) the last day of the third quarter of the Company’s fiscal year, and (iv) the last day of the fourth quarter of the Company’s fiscal year.

The above summary is qualified in its entirety by reference to the full text of the Second Amendment to Employment Agreement, a copy of which is filed as exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Employment Agreement with Larry Risley

On April 20, 2012, the Company entered into a Second Amendment to Employment Agreement with Lawrence J. Risley (the “Risley Second Amendment”). As was contained in the first amendment to the Risley’s employment agreement, upon a change in control event (defined as a Corporate Transaction in his original employment agreement), Mr. Risley will be paid the following compensation: a lump sum cash payment in an amount equal to the sum of (a) twenty four (24) months of Mr. Risley’s annual base salary, and (b) the monetary equivalent of Mr. Risley’s benefits for a period of twenty-four (24) months. This Second Amendment allows the Company to pay the aforementioned amount in four equal installments, rather than in one lump sum, on the following dates: (i) ten (10) days after the Corporate Transaction, (ii) the last day of the second quarter of the Company’s fiscal year, (iii) the last day of the third quarter of the Company’s fiscal year, and (iv) the last day of the fourth quarter of the Company’s fiscal year.

The above summary is qualified in its entirety by reference to the full text of the Second Amendment to Employment Agreement, a copy of which is filed as exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Letter Agreement with Nancy S. Stephenson

On April 20, 2012, the Company entered into a revised letter agreement with Nancy S. Stephenson. As was contained in the letter agreement dated March 6, 2012, the Company agreed to pay to Nancy S. Stephenson certain amounts if she is terminated without Cause, upon her termination for Good Reason or upon a Corporate Transaction (all as defined therein) occurring on or before January 31, 2013. Upon such occurrence, she will be paid an amount equal to six (6) months of her annual base salary. This restated letter allows the Company to pay the aforementioned amount in four equal installments, rather than in one lump sum, on the following dates: (i) ten (10) days after the Corporate Transaction, (ii) the last day of the second quarter of the Company’s fiscal year, (iii) the last day of the third quarter of the Company’s fiscal year, and (iv) the last day of the fourth quarter of the Company’s fiscal year.

The above summary is qualified in its entirety by reference to the full text of the Revised Letter Agreement to Ms. Stephenson, a copy of which is filed as exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Separation Agreement and Mutual Release with Everett Willard Gray II

On April 23, 2012, the Company entered into a Separation Agreement and Mutual Release with Everett Willard Gray II to be effective on May 31, 2012, the effective date of Mr. Gray’s resignation. The Separation Agreement and Mutual Release is executed in connection with the payment to be made to Mr. Gray upon a Corporate Transaction (as described above), and it contains a release by Mr. Gray of any and all claims against the Company and a release and indemnification by the Company of any and all claims against Mr. Gray (other than claims for deliberately dishonest, malicious or fraudulent acts or omissions or willful violations of law).

The above summary is qualified in its entirety by reference to the full text of the Separation Agreement and Mutual Release with Everett Willard Gray II, a copy of which is filed as exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Separation Agreement and Mutual Release with Lawrence J. Risley

On April 23, 2012, the Company entered into a Separation Agreement and Mutual Release with Lawrence J. Risley to be effective on May 31, 2012, the effective date of Mr. Risley’s resignation. The Separation Agreement and Mutual Release is executed in connection with the payment to be made to Mr. Risley upon a Corporate Transaction (as described above), and it contains a release by Mr. Risley of any and all claims against the Company and a release and indemnification by the Company of any and all claims against Mr. Risley (other than claims for deliberately dishonest, malicious or fraudulent acts or omissions or willful violations of law).

The above summary is qualified in its entirety by reference to the full text of the Separation Agreement and Mutual Release with Lawrence J. Risley, a copy of which is filed as exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Mutual Release with Nancy S. Stephenson

On April 23, 2012, the Company entered into a Mutual Release with Nancy S. Stephenson. The Mutual Release is executed in connection with the payment to be made to Ms. Stephenson upon a Corporate Transaction (as described above), and it contains a release by Ms. Stephenson of any and all claims against the Company and a release and indemnification by the Company of any and all claims against Ms. Stephenson (other than claims for deliberately dishonest, malicious or fraudulent acts or omissions or willful violations of law).

The above summary is qualified in its entirety by reference to the full text of the Mutual Release with Nancy S. Stephenson, a copy of which is filed as exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Mutual Release with Brad E. Heidelberg

On April 23, 2012, the Company entered into a Mutual Release with Brad E. Heidelberg. The Mutual Release contains a release by Mr. Heidelberg of any and all claims against the Company and a release and indemnification by the Company of any and all claims against Mr. Heidelberg (other than claims for deliberately dishonest, malicious or fraudulent acts or omissions or willful violations of law).

The above summary is qualified in its entirety by reference to the full text of the Mutual Release with Brad E. Heidelberg, a copy of which is filed as exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

As a result of the execution of the Settlement Agreement (the terms of which are described above), written consents solicited by Red Mountain in favor of its proposals set forth in its consent solicitation statement dated March 14, 2012 and delivered to the Company on April 5, 2012 have been withdrawn and therefore will not have any effect. In addition, any consent revocations provided to the Company pursuant to the Company’s consent revocation statement dated April 2, 2012 will have no effect.

ITEM 8.01     OTHER EVENTS

On April 24, 2012, the Company announced its settlement with Red Mountain Resources, Inc. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Agreement with Red Mountain Resources, Inc.
10.2	Second Amendment to Employment Agreement with Everett Willard “Will” Gray II
10.3	Second Amendment to Employment Agreement with Lawrence J. Risley
10.4	Amended Letter Agreement with Nancy S. Stephenson
10.5	Separation Agreement and Mutual Release with Everett Willard “Will” Gray II
10.6	Separation Agreement and Mutual Release with Lawrence J. Risley
10.7	Mutual Release with Nancy S. Stephenson
10.8	Mutual Release with Brad E. Heidelberg
99.1	Press Release announcing Settlement with Red Mountain Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 24, 2012	CROSS BORDER RESOURCES, INC.

		/s/	Everett Willard Gray, II
		By:	Everett Willard Gray, II
Chief Executive Officer and Chairman of the Board